SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2003

E*TRADE Financial Corporation

(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Bohannon Drive, Menlo Park, CA	94025

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 331-6000

E*TRADE Group, Inc.

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

On October 1, 2003, pursuant to Section 253 of the Delaware Corporations Code, the Company filed a Certificate of Ownership and Merger wherein it merged with and into its wholly-owned subsidiary, E*TRADE Financial Corporation, with the Company as the surviving entity. Upon the completion of the filing, the Company immediately changed its name to “E*TRADE Financial Corporation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2003

E*TRADE Financial Corporation

By:	/S/ RUSSELL S. ELMER
Russell S. Elmer, Corporate Secretary

3